UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2004

RTW, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code          952-893-0403

Item 5. A.M. Best Increases the Rating of RTW’s Subsidiary to B+ (Very Good)
Item 7 — Financial Statements and Exhibits:
SIGNATURES
Press Release

Items 1-4, 6 and 8-12 are not applicable and therefore omitted.

Item 5. A.M. Best Increases the Rating of RTW’s Subsidiary to B+ (Very Good)

     On March 9, 2004, A.M. Best Co. (Best) increased the financial strength rating of American Compensation Insurance Company (ACIC), a subsidiary of RTW, Inc., to B+ (Very Good, Secure) from B (Fair, Vulnerable). Best cited improved capitalization and continued profitable operating performance as the primary factors contributing to the increase. The Company increased the capital and surplus to $33.0 million in 2003 from $26.8 million in 2002 as a result of profitability in 2003.

Item 7 — Financial Statements and Exhibits:

(c)      Exhibits

          99.1                     RTW, Inc. Press Release dated March 9, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: March 9, 2004	By	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
Chief Executive Officer (Principal Executive Officer)